Exhibit 10.1

FORM OF SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 20, 2023, is by and among ProSomnus, Inc., a Delaware corporation (the “Company”), and the investors listed on Annex A-1 attached hereto (each, a “Noteholder Investor”) and the investors listed on Annex A-2 attached hereto (each, a “Non-Noteholder Investor” and, together with the Noteholder Investors, the “Investors” and, each, an “Investor”). Annex A-1 and Annex A-2 are collectively referred to herein as the “Investor Schedules.”

WHEREAS:

A.            The Company and, as applicable, each Investor are or will execute and deliver this Agreement and the Exchange Agreement (as defined below) in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B.            The Company has authorized (i) the filing of a Certificate of Designations, Preferences and Rights, in the form attached hereto as Exhibit A (the “Certificate of Designations”), creating a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, the terms of which are set forth in the Certificate of Designations (the “Series A Preferred Stock”), with the holders of the Series A Preferred Stock being entitled to, among other things, receive shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as dividends in accordance with the Certificate of Designations (the “PIK Shares”), and such Series A Preferred Stock being convertible into Common Stock (as converted, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations; (ii) the issuance and sale to the Investors pursuant to this Agreement of up to 25,000 shares of Series A Preferred Stock (the “Offered Shares”), at a price of $1,000 per share; (iii) the issuance and sale of the Warrants (as defined below) and the issuance of the Warrant Shares (as defined below) upon the exercise of the Warrants in accordance with the terms of the Warrant; (iv) the issuance of new convertible notes (the “New Notes”) in exchange for a portion of the principal amount outstanding of the Company’s existing convertible notes held by the Noteholder Investors as set forth on Annex A-1 (such principal amount of the existing convertible notes, the “Existing Notes”) in accordance with the terms of the Exchange Agreement; and (v) one or more reservation of a sufficient number of shares of Common Stock to provide for the Series A Preferred Required Reserve Amount (as defined in the Certificate of Designations) and the Warrant Required Reserve Amount (as defined in the Warrant).

C.            Each Investor wishes to purchase, and the Company wishes to sell at the applicable Closing (as defined below), upon the terms and conditions stated in this Agreement, the number of shares of Series A Preferred Stock set forth on Annexes A-1 and A-2 opposite such Investor’s name. In addition: (i) each Non-Noteholder Investor will receive a warrant substantially in the form attached hereto as Exhibit B (each, a “Warrant”) to purchase up to that aggregate number of shares of Common Stock set forth opposite such Investor’s name in column (4) on Annex A-1 (such shares of Common Stock, collectively, the “Non-Noteholder Warrant Shares”) and (ii) each Noteholder Investor will receive (a) pursuant to an Exchange Agreement to be entered into as soon as practicable following the date hereof in a form reasonably acceptable to the Company and such Noteholder Investor (the “Exchange Agreement”), the New Notes in exchange for the Existing Notes, which New Notes shall, upon Stockholder Approval (as defined below), be convertible into Common Stock at an effective price of $1.00 per share subject to the terms and conditions of the applicable new indenture pursuant to which the applicable series of New Notes will be issued by the Company (such incremental shares of Common Stock issuable upon conversion of the New Notes as a result of the reduced conversion rate under the New Notes upon the Stockholder Approval, the “Note New Shares”), and (b) to the extent set forth on Annex A-2, a Warrant to purchase up to the aggregate number of shares of Common Stock set forth opposite such Noteholder Investor’s name in column (6) on Annex A-2 (such shares of Common Stock, collectively, the “Noteholder Warrant Shares” and, together with Non-Noteholder Warrant Shares, the “Warrant Shares”; the Offered Shares, the PIK Shares, the Conversion Shares, the Warrants and the Warrant Shares are, collectively, the “Securities”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor hereby agree as follows:

1.            PURCHASE AND SALE OF SERIES A PREFERRED STOCK AND WARRANTS.

(a)            Purchase of Securities. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the applicable Closing Date (as defined below), the Company shall issue and sell to each Investor, and each Investor severally, and not jointly, shall purchase from the Company, the number of shares of Series A Preferred Stock and, if applicable, a Warrant to purchase the number of Warrant Shares each as set forth opposite each such Investor’s name in the applicable Investor Schedule.

(b)            Purchase Price. Each Investor shall pay the Purchase Price (as defined below) for each Offered Share to be purchased by such Investor at the applicable Closing (the “Purchased Shares”) and, if applicable, such Investor’s Warrant at the applicable Closing, each as set forth on the applicable Investor Schedule. The aggregate purchase price for the Series A Preferred Stock and Warrants shall be the product of (i) $1,000 and (ii) the aggregate number of shares of Series A Preferred Stock purchased by the applicable Investor at the applicable Closing plus, if applicable, the cash value of any dividends that will be payable in respect of such shares of Series A Preferred Stock from the Initial Closing Date through the applicable Closing Date for each Offered Share to be purchased in the applicable Closing (the “Purchase Price”).

2.            CLOSING.

(a)            The purchase, sale and issuance of the Offered Shares and Warrants pursuant to this Agreement shall take place at one or more closings, each of which is referred to in this Agreement as a closing (each, a “Closing” and, the applicable date of such closing, the “Closing Date”). The initial Closing (the “Initial Closing”) shall be held on the date hereof, subject to the satisfaction or waiver of all conditions set forth in Sections 6 and 7 (the “Initial Closing Date”).

(b)            If less than all the Offered Shares are sold and issued at the Initial Closing, or if the Company and any Investor agree to delay all or a portion of such Investor’s purchase of the Securities under this Agreement, the Company may sell and issue at one or more subsequent Closings (each, a “Subsequent Closing”) on or prior the one-month anniversary of the Initial Closing, up to the balance of unissued Offered Shares to such persons or entities as may be approved by the Company in its sole discretion or, in the case of an agreed upon delayed closing for an Investor, the balance of the unissued Securities that such Investor has agreed to purchase under this Agreement. Any such sale and issuance in a Subsequent Closing shall be on the same terms (other than the differences in the consideration provided in respect of the Noteholder Investors and the Non-Noteholder Investors) and conditions as those contained herein, and such persons or entities shall, upon execution and delivery of the relevant signature pages, become parties to, and be bound by, the Transaction Documents (as defined below), without the need for an amendment to any of such agreements except to add such person’s or entity’s name to the appropriate exhibit to such agreements, and shall have the rights and obligations hereunder and thereunder, in each case as of the date of the applicable Subsequent Closing. Each Subsequent Closing shall take place at such date, time and place as shall be approved by the Company in its sole discretion.

(c)            The Company may amend the Investor Schedules to reflect subsequent subscriptions to purchase the Offered Shares and Warrants, which future subscriptions may not provide for improved economic terms to any such Investor relative to other similarly positioned Investors without the consent of the holders of a majority of the Purchased Shares. The Company will furnish to each Investor upon request copies of the Investor Schedules.

(d)            On the applicable Closing Date, (i) each Investor shall pay its applicable Purchase Price to the Company for the applicable Purchased Shares and Warrants, by wire transfer of immediately available funds, payable to the order of the Company in accordance with the Company’s written wire instructions; and (ii) upon receipt by the Company of such payment, the Company shall (a) issue to such Investor in book-entry form on the books and records of the Transfer Agent such Investor’s Purchased Shares and (b) as applicable, issue to such Investor a Warrant registered in the name of such Investor and duly executed on behalf of the Company.

3.            INVESTOR’S REPRESENTATIONS AND WARRANTIES. Each Investor, severally and not jointly, represents and warrants with respect to only itself that, as of the applicable Closing Date:

(a)            Organization and Qualification. If such Investor is not a natural person, such Investor is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. If such Investor is not a natural person, such Investor is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect. As used in this Agreement, “Investor Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair (i) the consummation by such Investor of any of the transactions contemplated hereby on a timely basis or (ii) the material compliance by such Investor with its obligations under the Transaction Documents (as defined below).

(b)            Authorization; Validity; Enforcement. If such Investor is not a natural person, such Investor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which such Investor is a party. If such Investor is a natural person, such Investor has the authority to enter into and perform its obligations under the Transaction Documents to which such Investor is a party. The execution and delivery of this Agreement and the other applicable Transaction Documents to which such Investor is a party by such Investor and the consummation by such Investor of the transactions contemplated hereby and thereby have been duly authorized by such Investor. This Agreement and the other Transaction Documents to which such Investor is a party have been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)            Consents. Such Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as defined below) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which such Investor is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the applicable Closing Date, and such Investor is unaware of any facts or circumstances that might prevent such Investor from obtaining or effecting any of the consent, registration, application or filings pursuant to the preceding sentence.

(d)            Sufficient Funds. Such Investor has and, at the applicable Closing, will have available funds necessary to pay to the Company the applicable Purchase Price for its Purchased Shares and, as applicable, Warrant, as contemplated by Section 1(b).

(e)            No Public Sale or Distribution. Such Investor is acquiring the Purchased Shares and, as applicable, Warrant for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that except as otherwise set forth in the Transaction Documents, by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(f)            Investor Status. At the time such Investor was offered the Securities it was, and as of the date hereof such Investor is, either a qualified institutional buyer (within the meaning of Rule 144A) or an “accredited investor” as that term is defined in Rule 501(a) of Regulation D satisfying the requirements set forth in the Investor Suitability Questionnaire in the form attached hereto as Exhibit D (the “Investor Suitability Questionnaire”). The information such Investor has or shall provide in the Investor Suitability Questionnaire is, or shall be, complete and accurate. Such Investor (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities and (ii) can bear the economic risk of (1) an investment in the Securities indefinitely and (2) a total loss in respect of such investment.

(g)            Reliance on Exemptions. Such Investor understands that the Securities have not been registered under the Securities Act and are being offered and sold to it on the basis of the statutory exemption provided by Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder, or both, and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

(h)            Information. Such Investor and its advisors, if any, have been furnished with or have had full access to the Transaction Documents (including all exhibits and schedules thereto), and all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Investor. Such Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company or its representatives, it being understood that neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained herein. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(i)            Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including short sales, of the securities of the Company during the period commencing as of the time that such Investor first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Investor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for such Investor (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(j)            No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)            General Solicitation. Investor became aware of this offering of the Securities solely by means of direct contact between the Investor and the Company and, to such Investor’s knowledge, neither such Investor nor any of its officers, directors, employees, agents, representatives, stockholders or partners has been offered an opportunity to purchase the Securities through any form of general solicitation or advertising, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(l)            Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of such Investor.

(m)            No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the other Transaction Documents to which such Investor is a party and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) if such Investor is not a natural person, result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and applicable laws of any foreign, federal, and other state laws) applicable to such Investor or by which any property or asset of such Investor is bound or affected, in each case other than (in the cases of clauses (ii) and (iii)) such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

4.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Investors that, except as disclosed in all reports, schedules, forms, statements and other documents (including all exhibits included therein and amendments, financial statements, notes and schedules thereto) filed by it with, or furnished by it to, the SEC (all of the foregoing filed or furnished, and all exhibits included therein and amendments, financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”):

(a)            Organization and Qualification. Each of the Company and its subsidiaries listed in Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2022 (such entities, the “Subsidiaries”) is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any event, change, development, circumstance, condition, state of facts or occurrence that individually or in the aggregate is, or would reasonably be expected to be, materially adverse to (i) the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the Company’s ability to consummate any of the transactions contemplated hereby, or (iii) the authority or ability of the Company to perform its obligations under the Transaction Documents.

(b)            Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and, subject to the receipt of the Required Approvals (as defined below), perform its obligations under this Agreement, the Certificate of Designations and the Warrants (collectively, the “Transaction Documents”). The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the shares of Series A Preferred Stock and the Warrants and the reservation for issuance and issuance of the PIK Shares, Conversion Shares and Warrant Shares, have been duly authorized by the board of directors of the Company (the “Board”) and, other than the Required Approvals, no further filing, consent, or further authorization is required by the Company, the Board or its stockholders to issue the Securities. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Certificate of Designations shall be filed on the date hereof, prior to the issuance of any shares of Series A Preferred Stock, with the Secretary of State of the State of Delaware pursuant to Section 7(g) and, as of such filing, shall be in full force and effect on the applicable Closing Date.

(c)            Issuance of Securities. When shares of Series A Preferred Stock are issued in accordance with the terms of this Agreement, such shares of Series A Preferred Stock will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders thereof being entitled to the rights and preferences set forth in the Certificate of Designations. The Warrants, when issued and paid for in accordance with the applicable Transaction Documents, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited by federal or state securities laws or public policy considerations in respect thereof. Upon issuance of the PIK Shares and the conversion of Series A Preferred Stock in accordance with the Certificate of Designations and upon issuance of the Warrant Shares once paid for and issued in accordance with the terms of the Warrants, the applicable PIK Shares, Conversion Shares and Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming in part the accuracy of each of the representations and warranties of the Investors set forth in Section 3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Series A Preferred Stock and Warrants or the issuance of the PIK Shares or Conversion Shares by the Company to the Investors in the manner contemplated by this Agreement and the Certificate of Designations.

(d)            No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of Series A Preferred Stock, the Warrants, the PIK Shares, the Conversion Shares and the Warrant Shares), will not (i) result in a violation of the Company’s Amended and Restated Certificate of Incorporation, as amended and as in effect on the applicable Closing Date (the “Certificate of Incorporation”), or the Company’s Amended and Restated Bylaws, as amended and as in effect on the applicable Closing Date (the “Bylaws”), or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) subject to the Required Approvals, result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The Nasdaq Global Market (the “Principal Market”) and applicable laws of the State of Delaware and any foreign, federal, and other state laws) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, in each case other than such other violations, conflicts, defaults or rights that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)            Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with (other than (i) the filing with the SEC of a Form D (if applicable), (ii) the filing with the SEC of Current Reports on Form 8-K disclosing the material terms of the transactions contemplated hereby, (iii) the notice and/or application to the Principal Market for the issuance and sale of the Securities and the listing of the Conversion Shares, (iv) the Stockholder Approval, (v) one or more Registration Statements in accordance with the requirements of the Registration Rights granted pursuant to Section 8, (vi) such other filings as may be required by state securities agencies and (vii) the filing of the Certificate of Designations with the Secretary of State for the State of Delaware (collectively, the “Required Approvals”)), any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof and other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations (1) that have been obtained or effected on or prior to the applicable Closing Date (or in the case of the filings detailed above, will be made timely after the applicable Closing Date) or (2) that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is in compliance in all material respects with the listing and listing maintenance requirements of the Principal Market applicable to it for the continued trading of its Common Stock on the Principal Market and has no knowledge of any facts or circumstances that are reasonable likely to occur, or would reasonably be expected, to lead to delisting or suspension of the Common Stock from the Principal Market.

(f)            No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries, to the knowledge of the Company, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities, including but not limited to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(g)            Brokers; Finders. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisors or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by the Transaction Documents based upon arrangements made by or on behalf of such the Company.

(h)            No Integrated Offering. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or the issuance of the Purchased Share or the Warrants under this Agreement to be integrated with prior offerings by the Company, for purposes of the Securities Act, in a manner that would cause neither Regulation D nor any other applicable exemption from registration under the Securities Act to be available, or that would cause this offering of the Securities to require the approval of the stockholders of the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, other than the Stockholder Approval.

(i)            SEC Documents; Financial Statements; No Undisclosed Liabilities. Since January 1, 2023, the Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) all the SEC Documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective filing dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended), the SEC Documents complied in all material respects with the requirements of the Exchange Act (and the rules and regulations of the SEC promulgated thereunder) applicable to the SEC Documents. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (“GAAP”) (except (i) as may be otherwise indicated in such financial statements or the notes thereto, (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements or (iii) as otherwise permitted by Regulation S-X and the other rules and regulations of the SEC) and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(j)            Absence of Certain Changes. Subsequent to January 1, 2023, except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business and there has not been any Material Adverse Effect or any event, change or occurrence that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy insolvency, reorganization, receivership, liquidation or winding up nor does the Company or any Subsidiary have any knowledge or reason to believe that any of its respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.

(k)            Permits. The Company and its Subsidiaries possess all permits, franchises, certificates, approvals, authorizations and licenses of governmental authorities that are required to conduct their business, except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            Transactions With Affiliates. Other than the transactions contemplated by the Transaction Documents and except as disclosed in the SEC Documents, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, employee, trustee or partner, in each case that would require disclosure under Item 404 of Regulation S-K under the Exchange Act in an SEC filing made by the Company (if such filing were being made on the date hereof).

(m)            Equity Capitalization; Preferential Rights. The authorized capital stock of the Company and the shares thereof issued and outstanding were as set forth in the SEC Documents as of the dates reflected therein. All of such outstanding shares have been validly issued and are fully paid and nonassessable. As of the Initial Closing Date, (i) the Series A Preferred Stock shall rank senior to all capital stock of the Company and (ii) there will be no Pari Passu Stock or stock that is senior in rank to the Series A Preferred Stock in respect of the preferences as to dividends and other distributions, redemption payments and payments upon a Liquidation Event (each as defined in the Certificate of Designations) as of such Closing Date. Except as disclosed in the SEC Documents: (1) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (2) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to Section 8); (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (vi) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(n)            Indebtedness. Neither the Company nor any Subsidiary is in default under or in violation of (and no event is occurring that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), except as would not have or reasonably be expected to result in a Material Adverse Effect.

(o)            Absence of Litigation. The Company has received no written notice of any action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)            Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts (a) as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, and (b) as are required by any contract to which the Company and each of its Subsidiaries is a party except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in each case, at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)            Absence of Labor Dispute. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary, which would reasonably be expected to result in a Material Adverse Effect.

(r)            Title. The Company and its Subsidiaries have good and marketable title to all real property owned by them, and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)            Intellectual Property. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights described in the SEC Documents as being owned or licensed by them or which is necessary to conduct their respective businesses as now conducted (“Intellectual Property”), except where failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, (i) there is no existing infringement by third parties of any Intellectual Property; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property; (iv) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Documents as under development, infringe or violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others; (v) the Company has materially complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company, and all such agreements are in full force and effect; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; and (vii) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office or of which the Company is otherwise aware. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t)            Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply or the failure to obtain such permit, license or approval would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to human health (to the extent related to exposure to Hazardous Materials (as hereinafter defined)), pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all codes, decrees, injunctions, judgments, orders, or regulations issued, entered, promulgated or approved thereunder.

(u)            Investment Company Status. The Company is not, and immediately after receipt of payment for the Securities, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)            Tax Status. The Company and each of its Subsidiaries (i) has timely and properly made or filed all U.S. federal, state and foreign tax returns, reports and declarations (including, without limitation, any information returns and any required schedules or attachments thereto) required to be filed by any jurisdiction to which it is subject and (ii) has timely paid all taxes and other governmental assessments and charges, except those being contested in good faith by appropriate proceedings and for which adequate reserves have been established, except where the failure to so file or pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(w)            Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), and the implementing rules and regulations promulgated thereunder (collectively, the “Anti-Money Laundering Laws”), except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x)            No Conflicts with Sanctions Laws. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any “Sanctions,” which shall include but are not limited to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Company will not, directly or indirectly, use the proceeds from the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person known by the Company to currently be subject to any Sanctions, including but not limited to U.S. sanctions administered by OFAC.

(y)            Anti-Bribery. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, or agent thereof, in each case acting in their capacity as such, has, within the last five (5) years, either directly or indirectly through any third party, (i) made, promised, offered or authorized any unlawful payment or gift to or for the benefit of any foreign or domestic government official or employee, political party or candidate for political office; (ii) violated or is in violation of the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or any other anti-bribery or anti-corruption law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), or (iii) otherwise made any unlawful bribe, payoff, influence payment, or kickback in violation of Anti-Bribery Laws; the Company has instituted and has maintained policies and procedures reasonably designed to promote and achieve material compliance with the Anti-Bribery Laws; neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the Securities or lend, contribute or otherwise make available such proceeds to finance or facilitate any activity that would violate any Anti-Bribery Law. No action, suit, investigation, or proceeding by or before any court or governmental agency, authority or body or involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws, the Sanctions, or the Anti-Bribery Laws is pending or, to the knowledge of the Company, threatened.

(z)            Sarbanes-Oxley; Internal Accounting Controls. Except as set forth in the SEC Documents, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the applicable Closing.

(aa)      Disclosure to Investors. All of the disclosure furnished by or on behalf of the Company to the Investors regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact. The press releases disseminated by the Company since January 1, 2023 taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(bb)      Accountants. The Company’s accounting firm is set forth in the SEC Documents. To the knowledge and belief of the Company, the accounting firm: (i) is a registered public accounting firm as required by the Exchange Act, and (ii) shall be able to express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2023.

(cc)      Disagreements with Accountants and Lawyers. Assuming the fees to be paid in connection with the applicable Closing have been, or will be paid in connection with such Closing, there are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(dd)      Regulation M Compliance. The Company has not, and no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

5.            COVENANTS.

(a)            Commercially Reasonable Efforts. Each party shall use its commercially reasonable efforts to timely satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)            Voting Support Agreements. The Company shall use its commercially reasonable efforts to enter into, at or prior to the Initial Closing Date, voting support agreements with stockholders of the Company representing a majority of the outstanding Common Stock as of the date hereof (the “Supporting Stockholders”) in substantially the form attached hereto as Exhibit C (together, the “Voting Support Agreements”).

(c)            Non-Conversion Covenant for Directors and Officers. Unless and until Stockholder Approval has been obtained by the Company, each director or officer of the Company that is an Investor or that beneficially owns or controls an entity that is an Investor agrees not to convert or cause such Investor to convert (in whole or in part) any shares of Series A Preferred Stock held by such Investor into Common Stock.

(d)            Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities if required under Regulation D and shall provide a copy thereof to any Investor promptly upon such Investor’s request. Following the applicable Closing Date, the Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States.

(e)            Furnishing of Information; Reporting Status. The Company shall use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC pursuant to the Exchange Act, so long as the Company is then subject to the reporting requirements of the Exchange Act.

(f)            Use of Proceeds. The Company shall use the proceeds from the sale of the Offered Securities and the Warrants solely for general working capital.

(g)            Fees. At the Initial Closing, the Company shall reimburse SMC Holdings II, LP (the “Lead Investor”) and Intrepid Capital Management, Inc. (“Intrepid”) for all their respective reasonable and documented fees and out-of-pocket expenses actually incurred in connection with the transactions contemplated hereby, up to an aggregate amount of $30,000 for the Lead Investor and up to an aggregate amount of $15,000 for Intrepid (collectively, the “Reimbursement Cap”), which payment will be made by the Company at the Initial Closing. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Investors.

(h)            Disclosure of Transactions. The Company shall (a) no later than 9:00 a.m., New York City time, on the first (1st) Business Day after the Initial Closing Date, publicly disclose the terms of the transactions contemplated by the Transaction Documents, and (b) file a Current Report on Form 8-K, including the required Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act. From and after the issuance of such public disclosure of the terms of the transaction, the Company represents to the Investors who are not director or officers of the Company that the Company shall have publicly disclosed all material, non-public information delivered to any of the Investors who are not director or officers of the Company by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Investor that is not a director, officer or employee of the Company (or is not an affiliate of any director, officer or employee of the Company) with any material, nonpublic information regarding the Company or any of its Subsidiaries in respect of the offering of the Securities from and after the date hereof without the express prior written consent of such Investor. If an Investor has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries in respect of the offering of the Securities from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, it may provide the Company with written notice thereof. The Company shall, within two (2) full Trading Days of receipt of such notice, unless the Company reasonably objects to such information being material, nonpublic information of the Company or any of its Subsidiaries, make public disclosure of such material, nonpublic information. No Investor shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents for any such disclosure. To the extent that the Company delivers any material, nonpublic information to an Investor in respect of the offering of the Securities without such Investor’s consent at any time that Investor is not a director, officer or employee of the Company (or is not an affiliate of any director, officer or employee of the Company), the Company hereby covenants and agrees that such Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent not to trade on the basis of, such material, nonpublic information. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of such Investor, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the SEC and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Investor with prior notice of such disclosure permitted under this clause (b).

(i)            Legends. The book-entry accounts maintained by the Company’s transfer agent representing the Series A Preferred Stock and, subject to the provisions of the Certificate of Designations and Section 8 hereof, the PIK Shares, the Conversion Shares and the Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such Securities bearing such legend):

NEITHER THE ISSUANCE AND SALE OF THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

(j)            Stockholder Approval. Within sixty (60) calendar days after the Initial Closing Date, the Company shall use commercially reasonable efforts to file with the SEC a definitive proxy statement, at the expense of the Company, for a meeting (special or otherwise) of holders of Common Stock (the “Stockholder Meeting”) to be held within ninety (90) calendar days after the Initial Closing Date, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of resolutions providing for the Company’s issuance of Common Stock (including, to the maximum extent allowable under the rules and regulations of the Principal Market, issuances of Conversion Shares, PIK Shares and Warrant Shares, taking into consideration the adjustment clauses set forth in Section 9 of the Certificate of Designations) in excess of the Exchange Cap (as defined in the Certificate of Designations) in accordance with applicable law and the rules and regulations of the Principal Market without giving effect to any limitation on conversions of the Series A Preferred Stock or on the exercise of the Warrants (such affirmative approval being referred to herein collectively as the “Stockholder Approval”), and the Company shall use commercially reasonable efforts to solicit its stockholders’ approval of such resolutions in connection with the Stockholder Approval.

(k)            No Integrated Offering. The Company and its Subsidiaries will not take any action or step that would reasonably be expected to cause the offering of any of the Series A Preferred Stock or Warrants to be integrated with other offerings by the Company for purposes of the Securities Act.

(l)            Nasdaq Listing. At or prior to the applicable Closing, the Company shall have applied to cause the PIK Shares, Conversion Shares and Warrant Shares issuable in respect of the Offered Shares and Warrants issued at such Closing to be approved for listing on the Principal Market, subject to the Company obtaining Stockholder Approval and delivery of official notice of issuance. The Company shall provide timely notice to the Principal Market of the issuance of the Securities following the applicable Closing Date.

(m)            Reservation of Common Stock. At or prior to the applicable Closing Date, the Company shall have reserved, free of preemptive rights, a sufficient number of shares of Common Stock to meet the Series A Preferred Required Reserve Amount and the Warrant Required Reserve Amount with respect to the Conversion Shares, PIK Shares and Warrant Shares issuable in respect of the Series A Preferred Stock and Warrants issued at such Closing (collectively, the “Reserve”), which Reserve shall be increased at each Closing Date to reflect the incremental Series A Preferred Stock and Warrants issued at such Closing Date.

(n)            Exchange Agreement. The Company and each Noteholder Investor agree to enter into the Exchange Agreement as soon as practicable following the date hereof.

6.            CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the applicable Purchased Shares and, as applicable, Warrants to each Investor at the applicable Closing, is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived (in whole or in part) by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(a)            Such Investor shall have delivered its applicable Purchase Price to the Company for the shares of Series A Preferred Stock and any Warrant being purchased by such Investor at the applicable Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(b)            The representations and warranties of such Investor shall be true and correct in all respects on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of the applicable Closing Date (except for representations and warranties that speak as of a specific date other than the applicable Closing Date, which shall be true and correct in all material respects as of such specified date).

(c)            Such Investor shall have delivered to Company a completed and executed Investor Suitability Questionnaire.

(d)            Such Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the applicable Closing Date.

(e)            Such Investor shall have executed and delivered such additional documents and certificates and take such additional actions as may be reasonably requested by the Company for the purposes of consummating the transactions contemplated by this Agreement.

7.            CONDITIONS TO EACH INVESTOR’S OBLIGATION TO PURCHASE.

The obligation of each Investor hereunder to purchase its Purchased Shares and, as applicable, Warrant at the applicable Closing is subject to the satisfaction, at or before the applicable Closing Date of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived (in whole or in part) by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)            The Company shall have delivered an instruction letter to its transfer agent instructing the Company’s transfer agent to (i) issue the number of Purchased Shares to each Investor as set forth in Annex A hereto, (ii) create the Reserve applicable to the applicable Closing.

(b)            The Company shall have delivered to the Investor true, complete and correct copies of the Voting Support Agreements, each executed by the Company and the relevant Supporting Stockholder party thereto.

(c)            For each Closing other than the Initial Closing, the Company shall have delivered to such Investor a certificate, executed by the Chief Executive Officer or the Chief Financial Officer of the Company and dated as of the applicable Closing Date, certifying that the Company has performed, satisfied and complied in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.

(d)            The representations and warranties of the Company shall be true and correct in all respects on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of the applicable Closing Date (except for representations and warranties that speak as of a specific date other than the applicable Closing Date, which shall be true and correct in all material respects as of such specified date).

(e)            The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Closing Date.

(f)            The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not, on the applicable Closing Date, be suspended by the SEC or the Principal Market from trading on the Principal Market.

(g)            The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

(h)            The Company shall have executed and delivered such additional documents and certificates and take such additional actions as may be reasonably requested by the Investor for the purposes of consummating the transactions contemplated by this Agreement.

8.            REGISTRATION RIGHTS.

(a)            The Company agrees that, within sixty (60) calendar days after the applicable Closing Date (the “Filing Date”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”), registering the resale of the PIK Shares issuable in the three-year period following the applicable Closing, the Conversion Shares, the Warrant Shares, and the New Note Shares, and the Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than one hundred and twenty (120) calendar days following the applicable Closing Date (such date, the “Effectiveness Date”); provided, however, that if the SEC is closed for operations or otherwise operating at a substantially reduced capacity due to a government shutdown, the Effectiveness Date shall be extended by the same amount of days that the SEC remains closed for operations or at a substantially reduced capacity; provided, further, that the Company’s obligations to include securities in the Registration Statement are contingent upon the holder of the Series A Preferred Stock (each, a “Holder”) furnishing in writing to the Company such information regarding such Holder, the securities of the Company held by such Holder and the intended method of disposition of such securities as shall be reasonably requested by the Company to effect the registration of such securities, and such Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted hereunder. Upon notification by the SEC that the Registration Statement has been declared effective, the Company shall promptly file the final prospectus under Rule 424 under the Securities Act. The Company will provide a draft of the Registration Statement to each Holder for review at least two (2) Business Days in advance of filing the Registration Statement.

(b)            Furthermore, to the extent the Registration Statement ceases to be effective during the period from the initial effective date of the Registration Statement through the fifth anniversary of the Initial Closing Date, the Holders shall be entitled to (i) cause the Company to file up to two additional registration statements registering the resale of the PIK Shares issued or issuable in the three-year period following the applicable Closing, the Conversion Shares, the Warrant Shares, and the New Note Shares and (ii) have their Conversion Shares, Warrant Shares, New Note Shares, and any issued PIK Shares included in any offering in which shares of Common Stock are sold by the Company to an underwriter for reoffer; provided that such right to have their shares included in a Company underwritten offering shall be subordinate to all similar obligations of the Company in effect on the date hereof. To the extent such rights are exercised, any exercising Holder shall be required to promptly provide any reasonably requested information, documentation, certifications and arrangements, including customary lock-up agreements.

(c)            Notwithstanding any provision herein to the contrary, the Company shall not have any obligations with respect to the registration of offerings to the extent any such share (i) may be sold under Rule 144 without volume or manner of sale restrictions, (ii) has been sold transferred, disposed of or exchanged in an offering registered under the Securities Act, (iii) has been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Holder and subsequent public distribution of them shall not require registration under the Securities Act, (iv) is transferred to a new Holder and such Holder does not agree to be bound by the terms of this Section 8 in connection with such transfer or (v) has ceased to be issuable or outstanding.

(d)            In the case of the registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder whose Securities are included in such registration as to the status of such registration. At its expense, the Company shall:

(i)            except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration continuously effective with respect to a Holder, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of material misstatements or omissions, until five (5) years from the Effectiveness Date of the Registration Statement.

(ii)            promptly advise such Holder:

(1)            when a Registration Statement or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)            of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3)            of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)            of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)            subject to the provisions in this Agreement, of the occurrence of any event that requires making changes in any Registration Statement or prospectus so that, as of such date, any Registration Statement does not contain an untrue statement of a material fact or does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus does not include an untrue statement of a material fact or does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when advising a Holder of such events, provide such Holder with any material, nonpublic information regarding the Company other than to the extent required to provide notice to such Holder of the occurrence of the events listed in (1) through (5) above may be deemed to be material, nonpublic information;

(iii)            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)            upon the occurrence of any event contemplated above, except for such times the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(v)            subject to receipt from such Holder and Holder’s broker by the Company and its transfer agent of customary representations and other documentation reasonably acceptable to the Company and the transfer agent in connection therewith, including, if required by the transfer agent, an opinion of the Company’s counsel, to be provided by the Company, at the Company’s sole expense, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, a Holder may request that the Company remove any legend from the Conversion Shares, the PIK Shares, the Warrant Shares, and the New Note Shares, if issued, following the earliest time such shares (1) have been sold or transferred pursuant to an effective registration statement or (2) may be sold under Rule 144 without volume or manner of sale restrictions. If restrictive legends may be removed for such shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 8 and promptly following receipt of such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent instructions that the transfer agent shall replace such legended shares with a new, unlegended entry for such book-entry shares. The Company shall be responsible for the fees of its legal counsel and transfer agent associated with such issuance.

(e)            Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Holders not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or an event the Board reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Board, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions, for more than sixty (60) consecutive calendar days or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of a Suspension Event (which notice shall not contain any material, nonpublic information other than to the extent such notice alone constitutes material, nonpublic information) while the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any related prospectus includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, each Holder agrees that (i) it will immediately discontinue offers and sales of the shares under the Registration Statement until such Holder receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatements or omissions referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales and (ii) it will maintain the confidentiality of information included in such written notice, and the fact that such notice has been delivered by the Company, unless otherwise required by law or subpoena. If so directed by the Company, each Holder will deliver to the Company or, in such Holder’s sole discretion destroy, all copies of the prospectus covering the shares in such Holder’s possession; provided, however, that this obligation to deliver or destroy shall not apply (1) to the extent such Holder is required to retain a copy of such prospectus (x) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (2) to copies stored electronically on archival servers as a result of automatic data back-up.

(f)            A Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notices from the Company otherwise required by this Section 8; provided, however, that any such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), (i) the Company shall not deliver any such notices to such Holder and such Holder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to such Holder’s intended use of an effective Registration Statement, such Holder will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 8(f)) and the related suspension period remains in effect, the Company will so notify such Holder, within one (1) Business Day of such Holder’s notification to the Company, by delivering to such Holder a copy of such previous notice of Suspension Event, and thereafter will provide such Holder with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(g)            The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder (to the extent a seller under the Registration Statement), its directors, officers and employees and each person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the directors, officers and employees of such controlling person to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims, damages, liabilities, costs (including reasonable external attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for any such untrue statements, alleged untrue statements, omissions or alleged omissions based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein or resulting from an omission by such Holder of a material fact from such information or from any other violation by such Holder of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 8 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (1) in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration Statement, (2) in connection with any failure of such person, to the extent required, to deliver or cause to be delivered a prospectus made available by the Company in a timely manner or (3) in connection with any offers or sales effected by or on behalf of such Holder in violation of Section 8(c) hereof. The Company shall notify such Holder reasonably promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 8(g) of which the Company receives notice in writing. Such indemnity shall survive the transfer of the shares by such Holder.

(h)            Each Holder shall, severally and not jointly with any other Holder, indemnify and hold harmless the Company, its directors, officers and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement or in any amendment or supplement thereto or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact included in any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus or arising out of or relating to any omission or alleged omission of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, with respect to (i) and/or (ii), relating to such untrue or alleged untrue statements or omissions or alleged omissions based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the indemnification contained in this Section 8(h) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Holder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the shares giving rise to such indemnification obligation. Each Holder shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 8(h) of which such Holder is aware. Such indemnity shall survive the transfer of the shares by such Holder.

(i)            Any person or entity entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the judgment of any indemnified party, based on advice of counsel, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(j)            If the indemnification provided under this Section 8 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of any such Holder shall be limited to the net proceeds received by such Holder from the sale of shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(j) from any person or entity who was not guilty of such fraudulent misrepresentation.

9.            MISCELLANEOUS.

(a)            Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereto hereby waives, and shall not assert as a defense, in any legal dispute, that (i) such Person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such Person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)            Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement (it being understood that the parties need not sign the same counterpart) and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile, .pdf signature or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)            Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)            Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)            Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Investors, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents, and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended only with the written consent of the Company and the holders of at least a majority of the aggregate number of Conversion Shares issued or issuable pursuant to the terms of the Series A Preferred Stock, including the Lead Investor to the extent such Lead Investor still holds any shares of Series A Preferred Stock (the “Required Holders”). The obligations under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party against whom enforcement of any such waived provision is sought. Any amendment or waiver effected in accordance with this Section 9(e) shall be binding upon each Investor and holder of Securities and the Company.

(f)            Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement or any of the other Transaction Documents must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (iii) upon delivery, when sent by electronic mail; or (iii) two (2) Business Days after deposit with a U.S. nationally recognized overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

ProSomnus, Inc.
5675 Gibraltar Avenue
Pleasanton, CA 94588
Telephone:
Attention:	Len Liptak
Email:	lliptak@prosomnus.com

with a copy (for informational purposes only) to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Telephone:	(650) 849-3240
Attention:	Andrew Hoffman
Email:	ahoffman@wsgr.com

If to an Investor, to its address, facsimile number and e-mail address set forth on the applicable Investor Schedule, with copies to such Investor’s representatives as set forth on the applicable Investor Schedule, or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) calendar days prior to the effectiveness of such change. Written confirmation of receipt (1) given by the recipient of such notice, consent, waiver or other communication, (2) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number or (3) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Series A Preferred Stock. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. No Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company; provided, however, that the registration rights of any Investor under Section 8 may and shall be transferred in connection with any transfer of Offered Shares or Warrants to the extent such registration rights are to be assumed as a part of such transfer (in which case, any such transferee must execute a joinder to this Agreement before obtaining the benefits of the registration rights and indemnification provisions of Section 8).

(h)            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 8(g).

(i)            Survival. The representations and warranties of the Company and the Investors contained herein shall survive the applicable Closing and the delivery and exercise or conversion of Securities, as applicable, for a period of one (1) year from the applicable Closing Date. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)            No Strict Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to review and revise the Transaction Documents and, therefore, the language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)            Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(m)            Adjustments. All Series A Preferred Stock and Purchase Prices per share of Series A Preferred Stock set forth in this Agreement shall be adjusted as appropriate for any stock dividend, stock split, stock combination, reclassification or similar transaction relating to the Series A Preferred Stock occurring after the date hereof.

(n)            Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

(o)            Business Days; Saturdays, Sundays, Holidays, etc. “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally are open for use by customers on such day. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(p)            Currency. Unless otherwise stated, all dollar amounts and references to “$” in this Agreement refer to the lawful currency of the United States.

[Signature Page Follows]

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

PROSOMNUS, INC.

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

[•]

By:
Name:
Title:

[Signature Page to Securities Purchase Agreement]

Annex A-1

Non-Noteholder Investors

(1)	(2)	(3)	(4)	(5)	(6)
Investor	Address, Facsimile Number and Email	Number of Shares of Series A Preferred Stock	Number of Warrant Shares	Purchase Price	Legal Representative's Address, Facsimile Number and Email

Annex A-2

Noteholder Investors

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(7)
Investor	Address, Facsimile Number and Email	Number of Shares of Series A Preferred Stock	Aggregate Principal Amount of Convertible Notes Held (i.e., the Existing Notes)	Aggregate Principal Amount of Convertible Notes to be Exchanged (i.e., the New Notes)	Number of Warrant Shares	Purchase Price	Legal Representative's Address, Facsimile Number and Email

Exhibit A

Certificate of Designations

Exhibit B

Form of Warrant

Exhibit C

Form of Voting Support Agreement

Exhibit D

Investor Suitability Questionnaire